Exhibit 99.1

Leading Small Business Software Provider Thryv Holdings, Inc. Announces Closing of the Acquisition of Australia’s Sensis from Platinum Equity and Telstra

●	Thryv® to enter the Australian small and medium businesses (SMB) sector through acquisition of leading digital marketing and directory services provider Sensis
●	Acquisition brings over 100,000 Sensis customers
●	Focus on helping Australian small businesses adopt cloud-based software solution to better compete in a post-pandemic economy.

DALLAS, March 1, 2021 –Thryv Holdings, Inc. (NASDAQ:THRY), the provider of Thryv® software, the end-to-end client experience platform for growing small businesses, today announced it has closed the acquisition of Sensis, Australia’s leading digital, marketing and directory services provider from Platinum Equity and Telstra Corporation Limited (ASX: TLS).

“This is a transformational acquisition for Thryv, and one that will help Australian small businesses (SMBs) better compete in a digital economy,” said Thryv CEO and President Joe Walsh. “COVID-19 has radically reshaped the perspective of small businesses around the globe. Solutions that ensure SMBs have the tools they need to generate confidence and convenience for their customers have gone from a ‘nice to have’ to a ‘must have’ in this post-pandemic world.

“The acquisition of Sensis follows our strategy of expanding internationally where small businesses are ready to modernize their operations in order to serve their customers faster and more efficiently – from anywhere, including mobile devices.”

Thryv’s flagship SaaS product, Thryv®, enables small businesses to easily accept appointments, build digital customer lists, email and text customers, send reminders and notifications, deliver estimates and invoices, accept contactless payments, and generate online ratings and reviews. Sensis CEO John Allan, who will lead Thryv’s Australian operations and report to Walsh, said the acquisition made sense from a customer—and organizational—alignment perspective.

“Our organizations share a similar heritage through our profitable Yellow and White Pages brands, which we will continue to develop,” Allan said. “Both organizations aim to be the primary partner of SMBs by helping them establish, grow and run their day-to-day business activities from their mobile phone.

“In recent years, we’ve seen many Australian businesses forced to invest more in IT platforms than actual employees. Thryv ends that fractured, costly, and complex approach.

“We also look forward to our continued partnership with Telstra, which will include continuing to provide them with the services they need to meet their regulatory obligations,” Allan said.

Platinum Equity Managing Director Adam Cooper said, “Thryv is the ideal home for Sensis and this sale culminates a six-year transformation process that leveraged every aspect of our global M&A and operational tool kit. I’m grateful for the partnership we forged with John Allan, the Sensis leadership team and Telstra during our ownership. The company embraced the business transformation necessary to succeed in a rapidly evolving market and today Sensis is a nimble, multi-channel marketing business and an outstanding opportunity for Thryv’s international expansion. We have great respect for the Australian market and will continue to seek opportunities to invest in the region.”

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

Walsh added that Thryv works with more than 300,000 small businesses throughout the United States.

“While I’m sure there will be some differences in the Australian market,” said Walsh, “small business owners in both countries are no-doubt facing similar challenges—both are struggling to compete with national chains and increasingly-large and monopolistic tech titans who seek to dominate online.

“By introducing the Thryv software to the Australian market, we’re confident we can make an impact on Australian SMBs, the five million people they employ, and the consumers who rely on their small business success.”

Transaction details

To acquire Sensis Holdings, Thryv Holdings, Inc. paid approximately $200 million in cash. In connection with the acquisition, Thryv entered into a new term loan facility for $700 million and refinanced its existing $175 million revolving credit facility. The term loan facility was used, in part, to finance the acquisition, to pay off existing debt under the revolving credit facility and to pay fees and expenses related to the acquisition and related financing.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. owns the easy-to-use Thryv® end-to-end customer experience software built for growing small to medium sized businesses (SMB) that helps over 40,000 SaaS clients with the daily demands of running a business. With Thryv, they can get the job, manage the job and get credit. Thryv’s award-winning platform provides modernized business functions, allowing SMBs to reach more customers, stay organized, get paid faster and generate reviews. These include building a digital customer database, automated marketing through email and text, updating business listings across the internet, scheduling online appointments, sending notifications and reminders, managing ratings and reviews, generating estimates and invoices and processing payments.

Thryv supports franchise operators and multi-location business owners with Hub by Thryv™, a software console that enables businesses managers to oversee their operations using the Thryv software.

Thryv also connects local businesses to consumer services through our search, display and social media management products, our print directories featuring The Real Yellow Pages® tagline, and our local search portals, which operate under the DexKnows.com®, Superpages.com® and Yellowpages.com URLs and reach some 35 million monthly visitors. For more information about the company, visit thryv.com.

Thryv delivers business services to more than 300,000 SMBs across America that enable them to compete and win in today’s economy.

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.
If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Sensis

Sensis helps Australians connect and engage through its leading platforms. It helps create and manage valuable connections via its digital consumer businesses (Yellow, White Pages, True Local and Whereis), search engine marketing and optimization services, website products, social, data and mapping solutions, and through its digital agency Found. Sensis is also Australia’s largest print directory publisher including the Yellow and White Pages.

Headquartered in Melbourne, the company has a sales presence in all states and territories across Australia.

About Platinum Equity

Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with approximately $23 billion of assets under management and a portfolio of approximately 40 operating companies that serve customers around the world. The firm is currently investing from Platinum Equity Capital Partners V, a $10 billion global buyout fund, and Platinum Equity Small Cap Fund, a $1.5 billion buyout fund focused on investment opportunities in the lower middle market. Platinum Equity specializes in mergers, acquisitions and operations – a trademarked strategy it calls M&A&O® – acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 25 years Platinum Equity has completed more than 300 acquisitions.

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

About Telstra

Telstra is Australia’s leading telecommunications company, offering a full range of services across the market. Telstra operates in more than twenty countries and territories outside Australia, has more than 1.2 million shareholders, and a market capitalization of ~$37 billion AUD. Telstra’s purpose is to build a connected future so everyone can thrive.

Notes for editors

Small businesses account for 35 percent of Australia’s gross domestic profit and employ 44 percent of Australia’s workforce. Of the 877,744 total employing businesses, 823,551 are small businesses (93.8%) – Small Business Counts Survey 2019.

Australian small business investment in IT has fallen in recent years with only 51.1 percent having a web presence, 40.4 percent a social media presence and 37.1 percent able to receive orders via the internet. – Small Business Counts Survey 2019.

Media Contact:

Chris Fogarty
FMC
+61 (0) 420 928 824
Chris@fmcchange.com

Paige Blankenship
Thryv, Inc.
972.453.3012
paige.blankenship@thryv.com

Will Clarke
Sensis
+61 (0) 488 345 464
Will.clarke@sensis.com.au

Dan Whelan
Platinum Equity
310.282.9202
Dwhelan@platinumequity.com

Nicole McKechnie
Telstra
+61 3 86492018
Nicole.McKechnie@team.telstra.com

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

Investor Contact:

Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

KJ Christopher
Thryv, Inc.
972.453.7068
KJ.Christopher@thryv.com

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2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com